As filed with the Securities and Exchange Commission on November 5, 2015
Registration No. 333-202734

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________

DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
______________________________

Nevada (State or other jurisdiction of incorporation or organization)	03-0606420 (I.R.S. Employer Identification No.)
27680 Franklin Road
Southfield, Michigan 48034
Telephone: (248) 223-9160
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________________

T. Michael Ansley
President and CEO
27680 Franklin Road
Southfield, Michigan 48034
Telephone: (248) 223-9160
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________

With copies to:

Michael T. Raymond
Dickinson Wright PLLC
2600 W. Big Beaver Road, Suite 300
Troy, Michigan 48084
Telephone: (248) 433-7200
______________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOT APPLICABLE

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
______________________________

REMOVAL OF SECURITIES FROM REGISTRATION

We previously registered for sale, under a Registration Statement on Form S-3, as amended (Registration No. 333-202734, the “Registration Statement”), $125,000,000 worth of our Common Stock, Preferred Stock, Warrants, Rights, Debt Securities, and units of the foregoing, as well as 1,500,000 shares of our Common Stock held by selling shareholders (the “Securities”). None of the Securities registered for sale under the Registration Statement were sold, and by filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby remove from registration all of the Securities that were registered for sale under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on November 5, 2015.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
By:	/s/ T. Michael Ansley
T. Michael Ansley President, Chief Executive Officer, Director, and Chairman of the Board of Directors
NOTE: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.